Exhibit 10.9

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of                , 2022 (the “Effective Date”), among TPG Inc., a Delaware corporation (“PubCo”), TPG OpCo Holdings, L.P., a Delaware limited partnership (the “Buyer”), TPG Operating Group I, L.P., a Delaware limited partnership (“TPG OG I”), TPG Operating Group II, L.P., a Delaware limited partnership (“TPG OG II”), TPG Operating Group III, L.P., a Delaware limited partnership (“TPG OG III”, and together with TPG OG I and TPG OG II, collectively, the “TPG OG Partnerships”), each TPG OG Limited Partner (as defined below) from time to time party to this Agreement and each Indirect TPG OG Limited Partner (as defined below) from time to time party to this Agreement.

WHEREAS, the parties to this Agreement desire to provide for (i) the redemption of certain Common Units (as defined below) and corresponding cancellation for no consideration of Class B Shares (as defined below) for a Cash Exchange Payment (as defined below) or (ii) the exchange of such Common Units for voting or non-voting Class A Shares (and corresponding cancellation for no consideration of Class B Shares (as defined below)), on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, no TPG OG Partnership shall have any obligation or right to acquire Common Units issued by any other TPG OG Partnership.

NOW, THEREFORE, the parties to this Agreement agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“10b5-1 Plan” means a contract, instruction or plan established in accordance with Rule 10b5-1(c) promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule or regulation.

“A&R TPG OG I LP Agreement” means the Amended and Restated Limited Partnership Agreement of TPG OG I, dated on or about the Effective Date, together with the Schedules and Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“A&R TPG OG II LP Agreement” means the Amended and Restated Limited Partnership Agreement of TPG OG II, dated on or about the Effective Date, together with the Schedules and Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“A&R TPG OG III LP Agreement” means the Amended and Restated Limited Partnership Agreement of TPG OG III, dated on or about the Effective Date, together with the Schedules and Exhibits thereto, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“A&R TPG OG Operating Agreements” means, collectively, the A&R TPG OG I LP Agreement, the A&R TPG OG II LP Agreement and the A&R TPG OG III LP Agreement.

“AAA” has the meaning set forth in Section 3.6(b).

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocation Percentage” means, as of any time, with respect to each of TPG OG I, TPG OG II and TPG OG III, a percentage equal to the (a) fair market value as of such time of a Common Unit issued by such entity divided by (b) the aggregate fair market value as of such time of a Common Unit issued by each of the TPG OG Partnerships collectively. For purposes of this definition, “fair market value” shall mean the value that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, in each case, as reasonably determined by Buyer in good faith as of the applicable date of determination.

“Block Exchange” has the meaning set forth in Section 2.1(b).

“Block Exchange Notice” has the meaning set forth in Section 2.1(b).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City, New York are authorized or required to be closed for business.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Cash Exchange Payment” means, with respect to the portion (if any) of any Exchange for which the consideration is in the form of cash, an amount of cash equal to the excess of (i) the product of (a) the number of Exchanged Securities comprising such portion multiplied by (b) the Exchange Rate multiplied by (c) the closing price per share of the Class A Shares on the day before the pricing of the primary offering effected pursuant to Section 2.1(d) in relation to such Exchange over (ii) the product of (a) the number of Exchanged Securities comprising such portion multiplied by (b) the Exchange Rate multiplied by (c) the per share underwriting discounts or commissions actually incurred in connection with such primary offering but only to the extent they do not exceed standard underwriting discounts and commissions.

“Cash Redemption Exchange” shall mean the surrender by a TPG OG Limited Partner of (i) TPG OG I Common Units to TPG OG I in exchange for the delivery by TPG OG I of the TPG OG I Cash Exchange Payment, (ii) TPG OG II Common Units to TPG OG II in exchange for the delivery by TPG OG II of the TPG OG II Cash Exchange Payment, (iii) TPG OG III Common Units to TPG OG III in exchange for the delivery by TPG OG III of the TPG OG III Cash Exchange Payment and (iv) the corresponding Class B Shares to PubCo in exchange for no consideration; provided that, except in the case of a Direct Exchange, (x) a TPG OG Limited Partner’s rights to the TPG OG I Cash Exchange Payment shall be enforceable solely against TPG OG I, (y) a TPG OG Limited Partner’s rights to the TPG OG II Cash Exchange Payment shall be enforceable solely against TPG OG II and (z) a TPG OG Limited Partner’s rights to the TPG OG III Cash Exchange Payment shall be enforceable solely against TPG OG III.

“Change of Control” has the meaning set forth in the Tax Receivable Agreement.

“Class A Share” means a share of voting or non-voting “Class A Common Stock” as defined in the PubCo Charter.

“Class B Share” means a share of “Class B Common Stock” as defined in the PubCo Charter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” means, collectively, one TPG OG I Common Unit, one TPG OG II Common Unit and one TPG OG III Common Unit.

“Cutback” has the meaning set forth in Section 2.5(b).

“Direct Exchange” has the meaning set forth in Section 2.1(f).

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Exchange” means (i) a Redemption Exchange (including one for which an election has been made to make a Stock Exchange Payment), (ii) a Direct Exchange or (iii) a Block Exchange; provided that any Exchange must involve (x) an equal number of TPG OG I Common Units, TPG OG II Common Units, TPG OG III Common Units and Class B Shares and (y) Common Units at least equal to the Minimum Exchange Amount. The terms “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Date” means the date of an Exchange.

“Exchange Notice” has the meaning set forth in Section 2.1(c).

“Exchange Payment” means, with respect to an Exchange, the Cash Exchange Payment or the Stock Exchange Payment, as applicable.

“Exchange Rate” means, at any time, the number of Class A Shares for which an Exchanged Security would be exchanged at such time in accordance with this Agreement. On the Effective Date, the Exchange Rate shall be 1-for-1, which Exchange Rate shall be subject to modification only as provided in Section 2.8.

“Exchanged Securities” means, with respect to an Exchange, collectively, (a) the Common Units being exchanged, and (b) the corresponding Class B Shares being cancelled for no consideration. For the avoidance of doubt, (i) one Common Unit and (ii) one Class B Share so being exchanged and cancelled, respectively, shall collectively be an “Exchanged Security.”

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules and regulations promulgated thereunder.

“Indirect TPG OG Limited Partner” means, subject to the following sentence, each Person that is party hereto and is, as of the date of determination, (i) Partner Holdings or any subsidiary thereof, (ii) a direct limited partner in Partner Holdings or (iii) a direct limited partner in one of the TPG Feeder Partnerships, which in turn is a direct limited partner in each of the TPG OG Partnerships pursuant to the terms of the A&R TPG OG Operating Agreements (as applicable). Notwithstanding the foregoing, none of PubCo, the TPG OG GPs, nor any other direct or indirect subsidiary of PubCo shall be an “Indirect TPG OG Limited Partner” for purposes of this Agreement.

“Insider Trading Policy” means any insider trading policy of PubCo applicable to directors, executive officers and other applicable employees, as such insider trading policy may be adopted, amended, supplemented or restated from time to time, in accordance with the PubCo Charter and the Bylaws of PubCo (as applicable).

“Investor Rights Agreement” means the Investor Rights Agreement, dated on or about the Effective Date, by and among PubCo, the Investors party thereto and the other parties named therein, as the same may be amended, modified, supplemented or waived from time to time.

“Legacy Principal” shall mean any of the three Members of TPG GP A LLC on the date of the execution of this Agreement, together, with respect to each of them, with the individual controlling such Member, all members of such individual’s Immediate Family (as defined in the Investor Rights Agreement) and all of his Estate Planning Entities (as defined in the Investor Rights Agreement), in each case, that hold Common Units.

“Minimum Exchange Amount” means, with respect to a TPG OG Limited Partner, a number of Common Units equal to the lesser of (x) [                ] Common Units and (y) all of the Common Units then held by such TPG OG Limited Partner.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934, as amended.

“Partner Holdings” means TPG Partner Holdings, L.P., a Delaware limited partnership.

“Partner Holdings Amendments” means (i) that amendment and restatement of the Fifth Amended and Restated Limited Partnership Agreement of Partner Holdings dated as of December 31, 2021 and (ii) that amendment and restatement of the Sixth Amended and Restated Limited Partnership Agreement of Partner Holdings dated on or about the date hereof.

“Partner Holdings LPA” means the Seventh Amended and Restated Limited Partnership Agreement of Partner Holdings, as subsequently amended or amended and restated.

“Permitted Transferee” has the meaning set forth in Section 3.1.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Plan” means a 10b5-1 Plan, that (a) is adopted or amended by a party hereto (or holder of TPG Partner Units (as defined in the Partner Holdings LPA) in Partner Holdings) when such Person was not in possession of material nonpublic information about PubCo and its subsidiaries and, in the case such Person is restricted from trading in PubCo securities outside of specified periods pursuant to the Insider Trading Policy (any such period, whether established pursuant to any standing schedule or otherwise pursuant to the Insider Trading Policy, a “Trading Window”), during a Trading Window; and (b) permits the party adopting such 10b5-1 Plan no discretion regarding executing a Plan Exchange with respect to Exchanged Securities subject to such 10b5-1 Plan and the disposition of Class A Shares issued in settlement of such Plan Exchange while such 10b5-1 Plan is in effect (which shall in each case be controlled by the administrator of such plan).

“Plan Exchange” means an Exchange administered pursuant to a Plan subject to the terms and conditions specified with respect to “Plan Exchanges” in Section 2.2 of this Agreement.

“Principal Holder” means (i) any director or executive officer of PubCo or (ii) any Active Partner (as defined in the Partner Holdings LPA or the applicable limited partnership agreement of any other TPG Feeder Partnership).

“PubCo” has the meaning set forth in the preamble.

“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“PubCo Shares” means, collectively, Class A Shares and Class B Shares.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of PubCo.

“Quarterly Exchange Date” means, for each Quarter, unless such Quarterly Exchange Date is delayed pursuant to Section 2.3(d) or Section 2.3(e), the Trading Day that is the latest to occur of: (a) the second Business Day after the date on which PubCo makes a public news release of its quarterly earnings for the prior Quarter; (b) the first day of such Quarter on which directors and executive officers of PubCo are permitted to trade under the Insider Trading Policy; and (c) such other date within such Quarter as Buyer shall determine in its reasonable discretion (in each case, it being the intention of Buyer that each Quarterly Exchange Date shall be a date during a Trading Window).

“Redemption Exchange” means a Cash Redemption Exchange, a Stock Redemption Exchange or a Plan Exchange.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Stock Exchange Payment” means, with respect to the portion (if any) of any Exchange for which the consideration is in the form of Class A Shares, a number of Class A Shares equal to the product of (i) the number of Exchanged Securities so exchanged multiplied by (ii) the Exchange Rate; provided, that, for certain TPG OG Limited Partners (identified on the signature pages hereto), such Class A Shares shall be non-voting Class A Shares.

“Stock Redemption Exchange” means an Exchange (other than a Direct Exchange) for which the consideration is in the form of Class A Shares.

“Subsidiary” of any Person means any entity (a) of which 50% or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (b) of which such Person is entitled to elect, directly or indirectly, at least 50% of the board of directors (or managers) or similar governing body of such entity or (c) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or has the power to direct the policies, management or affairs.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement dated on or about the date hereof by and between PubCo, each TPG OG Partnership, Buyer, and each other party thereto.

“TPG Feeder Partnerships” means each of [TPG Holdings (NQ) 1, L.P.], [TPG Holdings (NQ) 2, L.P.] and TPG PEP Feeder, L.P.

“TPG OG GPs” means each of (i) TPG OpCo Holdings I-A, LLC, a Delaware limited liability company and general partner of TPG OG I (“TPG OG I GP”), TPG OpCo Holdings II-A, LLC, a Delaware limited liability company and general partner of TPG OG II (“TPG OG II GP”), and TPG OpCo Holdings III-A, LLC, a Delaware limited liability company and general partner of TPG OG III (“TPG OG III GP”), and any reference to a TPG OG GP shall be deemed to include any successor general partner of the applicable of TPG OG designated in accordance with the applicable A&R TPG OG Operating Agreements.

“TPG OG I” has the meaning set forth in the preamble of this Agreement.

“TPG OG I Cash Exchange Payment” means, with respect to an Exchange, the product of (a) the Cash Exchange Payment for such Exchange multiplied by (b) the Allocation Percentage of TPG OG I at the time of such Exchange.

“TPG OG I Common Unit” means a “Common Unit” as defined in, and issued under, the A&R TPG OG I LP Agreement.

“TPG OG II” has the meaning set forth in the preamble of this Agreement.

“TPG OG II Cash Exchange Payment” means, with respect to an Exchange, the product of (a) the Cash Exchange Payment for such Exchange multiplied by (b) the Allocation Percentage of TPG OG II at the time of such Exchange.

“TPG OG II Common Unit” means a “Common Unit” as defined in, and issued under, the A&R TPG OG II LP Agreement.

“TPG OG III” has the meaning set forth in the preamble of this Agreement.

“TPG OG III Cash Exchange Payment” means, for an Exchange, the product of (a) the Cash Exchange Payment for such Exchange multiplied by (b) Allocation Percentage of TPG OG III at the time of such Exchange.

“TPG OG III Common Unit” means a “Common Unit” as defined in, and issued under, the A&R TPG OG III LP Agreement.

“TPG OG Limited Partner” means, subject to the following sentence, each Person that is, as of the date of determination, a direct limited partner of each of the TPG OG Partnerships pursuant to the terms of the A&R TPG OG Operating Agreements (as applicable). Notwithstanding the foregoing, none of PubCo, the TPG OG GPs, nor any other direct or indirect subsidiary of PubCo shall be a “TPG OG Limited Partner” for purposes of this Agreement.

“TPG OG Partnerships” has the meaning set forth in the preamble of this Agreement.

“TPG Partner Entity” means (i) TPG Partner Holdings, L.P., a Delaware limited partnership and any successor thereto; (ii) TPG Holdings, L.P. a Delaware limited partnership and any successor thereto; (iii) TPG Group Holdings (SBS), L.P., a Delaware limited partnership and any successor thereto and (iv) any entity held by any direct or indirect partner of the foregoing.

“Trading Day” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Shares are listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

Section 1.2. Interpretation. In this Agreement and in the Exhibits to this Agreement, except to the extent that the context otherwise requires: (a) the headings are for convenience of reference only and shall not affect the interpretation of this Agreement; (b) defined terms include the plural as well as the singular and vice versa; (c) words importing gender include all genders; (d) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it; (e) any reference to a “day” or a “Business Day” shall mean the whole of such day, being the period of 24 hours running from midnight to midnight; (f) references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits to, this Agreement; (g) the word “or” is not exclusive, and has the meaning represented by the phrase “and/or,” unless the context clearly prohibits that construction; (i) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”; (j) the word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (k) unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include its successors and permitted assigns; (l) all references to “$” or “dollars” mean the lawful currency of the United States of America; (m) no rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel; and (n) whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause it and its subsidiaries, and to use its reasonable efforts to cause its other affiliates, to take appropriate action in connection therewith.

ARTICLE 2

EXCHANGE OF COMMON UNITS

Section 2.1. Non-Plan Exchange Procedures.

(a) On the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Operating Agreements, the Investor Rights Agreement and the PubCo Charter, each TPG OG Limited Partner shall be entitled to effect a Cash Redemption Exchange (unless Buyer elects to effect such proposed Exchange as a Stock Redemption Exchange or a Direct Exchange in accordance with the terms hereof).

(b) Without limiting Section 2.1(a), on the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Operating Agreements, the Investor Rights Agreement and the PubCo Charter, each TPG OG Limited Partner may effect a Cash Redemption Exchange (unless Buyer elects to effect such proposed Block Exchange as a Stock Redemption Exchange or Direct Exchange in accordance with the procedures in Section 2.01(c)) on a date other than a Quarterly Exchange Date so long as the number of Common Units surrendered by such TPG OG Limited Partner (and any related persons (within the meaning of Code Sections 267(b) or 707(b)(i)) in such Redemption Exchange (and any other Exchange during any 30 calendar day-period) represent, in the aggregate, more than 2% (or such other percentage as may be specified by Treasury Regulations Section 1.7704-1(e)(2) or any successor provision) of total interests in partnership capital or profits in each TPG OG Partnership (as determined by Buyer in its sole discretion and in a manner consistent with the requirements for a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2)). An Exchange consummated pursuant to this Section 2.1(b) is referred to in this Agreement as a “Block Exchange”. For the avoidance of doubt, a Block Exchange shall not be subject to the Exchange Notice and other requirements of Section 2.1(c), but instead the TPG OG Limited Partner shall exercise its right to effect a Block Exchange by delivering to the Buyer a written notice (the “Block Exchange Notice”) specifying the anticipated Exchange Date; provided, that, such notice may be contingent (including as to the timing and date of such Block Exchange) upon the consummation of a purchase by another Person of the Class A Shares (if any) deliverable in respect of the Common Units which are the subject of such Exchange (whether in a tender or exchange offer, an underwritten offering, or otherwise) or the effectiveness of a registration statement under the Securities Act; provided, further, that an Exchange Date may not be earlier than the fifth Business Day, or later than a date that is ninety (90) days, following the delivery of the Block Exchange Notice. In the event any contingency set out in such Block Exchange Notice remains unsatisfied on the ninetieth day after the delivery of the Block Exchange Notice, such Block Exchange Notice shall be deemed to have been withdrawn by the TPG OG Limited Partner. The exchanging TPG OG Limited Partner may amend the Block Exchange Notice at any time prior to the Exchange Date by delivery of a written notice of amendment to Buyer; provided, that, the Exchange Date may not be earlier than on the fifth Business Day following delivery of such notice of amendment to Buyer; provided, further, that such amendment notice may not change, as the case may be, the future date or the period for satisfaction of the contingency referred to in this Section 2.1(b) beyond ninety (90) days following the date of the initial Block Exchange Notice. A TPG OG Limited Partner may withdraw a Block Exchange Notice at any time prior to the Exchange Date by delivery of a written notice to Buyer, in which event such Exchange Notice shall be null and void.

(c) At least 90 calendar days prior to each Quarterly Exchange Date, Buyer will provide notice thereof (which notice may be delivered in accordance with the last sentence of Section 3.3) to each TPG OG Limited Partner eligible to effect a Redemption Exchange on such Quarterly Exchange Date (and each Indirect TPG OG Limited Partner eligible, indirectly, to effect a Redemption Exchange on such Quarterly Exchange Date). A TPG OG Limited Partner may exercise the right to effect a Cash Redemption Exchange by providing to the TPG OG Partnerships and Buyer an irrevocable written notice of exchange at least 60 calendar days prior to the applicable Quarterly Exchange Date (an “Exchange Notice”), which Exchange Notice, for the avoidance of doubt, need not be provided during a Trading Window. An Exchange Notice shall be substantially in the form of Exhibit A to this Agreement. If a direct or indirect owner of a TPG OG Limited Partner has requested from such TPG OG Limited Partner a distribution of Common Units to be Exchanged, such TPG OG Limited Partner shall be entitled to deliver the Exchange Notice on behalf of such owner. Following the receipt by the TPG OG Partnerships of an Exchange Notice, Buyer shall deliver to such TPG OG Limited Partner a written notice (the “Buyer Exchange Notice”), as promptly as practicable, which will set forth the portion (if any) of the Common Units covered by the Exchange Notice which will be exchanged for a Cash Exchange Payment and the portion (if any) which will be exchanged for a Stock Exchange Payment. Notwithstanding any other provision of this Agreement, each TPG OG Partnership shall have the right to substitute the Cash Exchange Payment required to be made by such TPG OG Partnership in a Cash Redemption Exchange with a Stock Exchange Payment (and to that extent such substitution occurs, such Redemption Exchange shall be treated as a Stock Redemption Exchange). With respect to any Quarterly Exchange Date, all Common Units proposed to be Exchanged by TPG OG Limited Partners on such Quarterly Exchange shall receive Cash Exchange Payments and Stock Exchange Payments in the same proportion (unless a holder consents to receive a different proportion).

(d) During the period beginning ten days prior to the date of an Exchange (other than an Exchange for which only Stock Exchange Payments will be made) and ending on the date of an Exchange, PubCo will engage in a primary equity offering to raise funds to be used to satisfy any Cash Exchange Payments expected to be made in such Exchange; provided that (i) in the event that PubCo is unable to engage in such a primary equity offering, all the payments made in such Exchange will be made in the form of Stock Exchange Payments, (ii) if the amount of the aggregate Cash Exchange Payments for all proposed Cash Redemption Exchanges on such Exchange Date exceeds the net amount raised in such primary equity offering, the portion of such Exchange that is satisfied by way of Cash Exchange Payments shall be ratably reduced and PubCo shall issue a number of new Class A Shares to the exchanging TPG OG Limited Partners sufficient to satisfy such shortfall in the form of Stock Exchange Payments (and Buyer will receive from the TPG Operating Group Partnerships an equal number of Common Units) and (iii) if the net amount raised in such primary equity offering exceeds the amount of the aggregate Cash Exchange Payments for all Cash Redemption Exchanges

on the date of such Exchange, PubCo shall (through Buyer) contribute such excess proceeds to the capital of the TPG Operating Group Partnerships. Except as otherwise provided in this Section, the determination whether to settle all or a portion of an Exchange in cash or Class A Shares need not be uniform and may be made selectively among TPG OG Limited Partners, whether or not such TPG OG Limited Partners are similarly situated.

(e) Buyer may adopt reasonable procedures, guidelines, and practices consistent with the terms and conditions of this Agreement for communicating the Quarterly Exchange Date, the implementation of the Exchange provisions set forth in this Article II, including procedures for the giving of an Exchange Notice and for a Block Exchange. None of such procedures shall be adopted with a principal purpose of restricting or otherwise impairing in any material respect any TPG OG Limited Partner’s rights (or any Indirect TPG OG Limited Partner’s indirect rights) to consummate Exchanges. A TPG OG Limited Partner may not revoke an Exchange Notice delivered in accordance with Section 2.1(c) after the date that is 60 calendar days prior to the applicable Quarterly Exchange Date without the consent of Buyer, which consent may be provided or withheld, or made subject to such conditions, limitations or restrictions, as reasonably determined by the Buyer in good faith.

(f) Notwithstanding anything to the contrary in this Section 2.1, Buyer may, in its sole and absolute discretion, elect to effect a Redemption Exchange (subject to the terms of this Article II) through a direct exchange of the Exchanged Securities by the TPG OG Limited Partner to Buyer for the Exchange Payment (a “Direct Exchange”). The Buyer may, in its sole and absolute discretion, elect for the consideration payable in a Direct Exchange to be comprised of a Cash Exchange Payment, a Stock Exchange Payment or any combination of the foregoing. Any election under this Section 2.1(f) shall not relieve the TPG OG Partnerships of their obligations arising with respect to such applicable Exchange Notice, until the Direct Exchange subject to such election is consummated pursuant to this Section 2.1(f). Buyer may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Notice”) to the TPG OG Limited Partner setting forth its election to exercise its right to consummate a Direct Exchange if, and only if, such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date, as determined by Buyer in good faith. A Direct Exchange Notice may be revoked by Buyer at any time if, and only if, any such revocation does not prejudice the ability of the parties to consummate an Exchange on the Exchange Date, as determined by Buyer in good faith. The right to consummate a Direct Exchange in all events shall be exercisable for all the Exchanged Securities that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.1(f), a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if Buyer had not delivered a Direct Exchange Notice. For the avoidance of doubt, whether or not all or any portion of an Exchange Payment will be in the form of a Stock Exchange Payment shall be determined by the Buyer (on behalf of the TPG OG Partnerships), and Buyer shall effect a Direct Exchange in the form(s) of Exchange Payment(s) as is consistent with this Agreement and Buyer’s election (if any).

(g) Notwithstanding any other provision of this Agreement and for the avoidance of doubt, each TPG OG Partnership shall be responsible for its respective Allocation Percentage of any Exchange Payment, and no TPG OG Partnership shall have any obligation to (i) acquire any Common Units issued by another TPG OG Partnership or (ii) make or assume any Exchange Payment owed by another TPG OG Partnership.

Section 2.2. Plan Exchange Procedures.

(a) On the terms and subject to the provisions of this Agreement, and subject to the provisions of the A&R TPG OG Operating Agreements, the Investor Rights Agreement and the PubCo Charter, a Principal Holder shall be permitted to effect a Cash Redemption Exchange in accordance with Section 2.1(c) (unless Buyer elects to effect such proposed Exchange as a Stock Redemption Exchange or a Direct Exchange in accordance with the terms hereof) or Block Exchange (in accordance with Section 2.1(b)) with respect to Common Units subject to a Plan pursuant to and in accordance with the additional provisions set forth in this Section 2.2.

(b) Notice of Intent to Adopt or Amend a Plan.

(i) With respect to a Trading Window in which a Principal Holder intends to adopt or amend a Plan, such Principal Holder shall provide written notice of such intent and a good faith estimate of the maximum number of Common Units (or equivalent TPG Partner Units) subject to such Plan to Partner Holdings, the TPG OG Partnerships and Buyer, which notice of intent shall be delivered at least sixty (60) calendar days prior to the opening of such Trading Window.

(ii) A notice of intent delivered pursuant to this Section 2.2(b) shall permit, but not obligate, the applicable Principal Holder to adopt a Plan or the Principal Holder to Exchange (following a Pre-Redemption Exchange (as defined in the Partner Holdings LPA)) Common Units included in such notice of intent in one or more Exchanges up to the amount of Common Units set forth in such notice of intent.

(iii) A Principal Holder shall provide Buyer with a copy of the Plan promptly on or following the date such Principal Holder adopts the Plan. Neither a Principal Holder, nor Partner Holdings on behalf of such Principal Holder, shall be permitted to settle an Exchange of Common Units pursuant to a Plan Exchange until after the expiration of the period beginning on the date a Plan is adopted or amended and ending fourteen (14) calendar days following the Trading Window in which the applicable Plan is adopted or amended. A notice of adoption or amendment of a Plan shall not obligate the applicable Principal Holder (or Partner Holdings on its behalf) to Exchange Common Units.

(c) Exchange Notice.

(i) In the event that the applicable Principal Holder (or Partner Holdings on its behalf), has satisfied the notice procedures in Section 2.2(b), the broker administering a Plan on behalf of the applicable Principal Holder through Partner Holdings may exercise the right to Exchange Common Units set forth in Section 2.2(a) above by providing an Exchange Notice in accordance with Section 2.1(c) or a Block Exchange Notice in accordance with Section 2.1(b). Any notice of exchange with respect to a Plan Exchange shall be irrevocable.

(ii) To the extent permitted by applicable law, PubCo shall take all reasonable and necessary action to cooperate with any Principal Holder (and Partner Holdings) who shall have notified PubCo of its intention to adopt or amend a 10b5-1 Plan to implement such 10b5-1 Plan, including: (i) cooperating directly with the broker or brokers who will administer such 10b5-1 Plan, (ii) promptly advising any broker or brokers identified in advance to the PubCo as administering such 10b5-1 Plan of (A) any record date established with respect to any dividend payable with respect to Class A Shares at least five (5) Business Days prior to such record date and (B) any change to the Exchange Rate at least one (1) Business Day prior to its effectiveness, and (iii) to the extent the Chief Compliance or Legal Officer of PubCo (or any designee thereof) is entitled under any applicable policy of PubCo to review and pre-approve the 10b5-1 Plan, such review consists of determining that the 10b5-1 Plan conforms to all requirements of Section 240.10b5-1(c)(1)(i) of the Code of Federal Regulations as then in effect and conforms to any other applicable legal requirements reasonably deemed appropriate by PubCo.

Section 2.3. Exchange Payment.

(a) Any Exchange shall be consummated on the applicable Exchange Date (to be effective immediately prior to the close of business on such Exchange Date).

(b) On the Exchange Date, in the case of an Exchange that is not a Direct Exchange:

(i) PubCo shall contribute (via one or more intermediary entities) to Buyer, and Buyer shall contribute to the applicable TPG OG Partnerships (each, in accordance with their respective Allocation Percentages), for their collective delivery to the applicable TPG OG Limited Partner, (x) the Stock Exchange Payment with respect to any Exchanged Securities identified in the Buyer Exchange Notice as receiving the Stock Exchange Payment and (y) the Cash Exchange Payment with respect to any Exchanged Securities identified in the Buyer Exchange Notice as receiving a Cash Exchange Payment;

(ii) the TPG OG Limited Partner shall transfer and surrender (A) TPG OG I Common Units being exchanged to TPG OG I, (B) TPG OG II Common Units being exchanged to TPG OG II, (C) TPG OG III Common Units being exchanged to TPG OG III;

(iii) TPG OG I shall (A) cancel the redeemed TPG OG I Common Units that were a part of the Exchanged Securities held by the TPG OG Limited Partner, (B) transfer to the TPG OG Limited Partner its Allocation Percentage of the Cash Exchange Payment or the Stock Exchange Payment, as applicable and (C) issue to Buyer a number of TPG OG I Common Units equal to the number of such units cancelled pursuant to clause (A);

(iv) TPG OG II shall (A) cancel the redeemed TPG OG II Common Units that were a part of the Exchanged Securities held by the TPG OG Limited Partner, (B) transfer to the TPG OG Limited Partner its Allocation Percentage of the Cash Exchange Payment or the Stock Exchange Payment, as applicable and (C) issue to Buyer a number of TPG OG II Common Units equal to the number of such units cancelled pursuant to clause (A);

(v) TPG OG III shall (A) cancel the redeemed TPG OG III Common Units that were a part of the Exchanged Securities held by the TPG OG Limited Partner, (B) transfer to the TPG OG Limited Partner its Allocation Percentage of the Cash Exchange Payment or the Stock Exchange Payment, as applicable and (C) issue to Buyer a number of TPG OG III Common Units equal to the number of such units cancelled pursuant to clause (A); and

(vi) PubCo shall cancel the Class B Units corresponding to the Common Units being surrendered by the TPG OG Limited Partner.

(c) On the applicable Exchange Date, in the case of a Direct Exchange:

(i) PubCo shall contribute (through one or more intermediary entities) to Buyer, and Buyer shall deliver to the TPG OG Limited Partner, (x) the Stock Exchange Payment with respect to any Exchanged Securities identified in the Direct Exchange Notice as receiving the Stock Exchange Payment and (y) the Cash Exchange Payment with respect to any Exchanged Securities identified in the Direct Exchange Notice as receiving a Cash Exchange Payment;

(ii) the TPG OG Limited Partner shall transfer to Buyer the TPG OG I Common Units being exchanged, TPG OG II Common Units being exchanged and the TPG OG III Common Units being exchanged, and all such Units shall remain outstanding; and

(iii) PubCo shall cancel the Class B Units corresponding to the Common Units being surrendered by the TPG OG Limited Partner;

(d) Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange by any Person a filing is required under the HSR Act, then the Exchange Date with respect to all of such Person’s Exchanged Securities shall be delayed until the earlier of such time as (i) the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated and (ii) such filing is no longer required (such earlier time, the “HSR Termination”). Any such delayed Exchange shall be effected promptly after such HSR Termination. Each of the parties to this Agreement, including PubCo, agree to promptly take or cause to be taken all actions required to make such filing under the HSR Act, and such other filings, notices, consents or approvals that may be required by applicable law to effect such Exchange, and the filing fees for such filings shall be paid by the TPG OG Partnerships.

(e) Notwithstanding anything to the contrary, no TPG OG Limited Partner shall have the right to Exchange Common Units, and the TPG OG Limited Partnerships and Buyer shall be permitted to refuse to honor any request for exchange of Common Units (and shall be required to promptly inform any affected TPG OG Limited Partner of such refusal in writing), (i) with respect to any Common Units held directly or indirectly by an officer, director and employee of PubCo or any other person, at any time or during any period if PubCo reasonably determines, based on the advice of counsel (which may be inside counsel), that such person may have access, or be deemed to have access, to any material non-public information that may affect the trading price of Class A Shares or Class B Shares at such time or during such period (provided that such restriction shall not apply to any Plan Exchange where the sale of Class A Shares issued upon exchange will be made pursuant to a 10b5-1 Plan that was put in place by a Principal Holder when such Person was not in possession of material non-public information about PubCo and its subsidiaries); (ii) if such exchange would be prohibited under any applicable law or regulation; or (iii) if such TPG OG Limited Partner has received a “Piggyback Notice” provided pursuant to Section 3.2(b) of the Investor Rights Agreement. In the event of a refusal to honor requests for Exchanges with respect to a Quarterly Exchange Date, any Exchange Notice previously delivered by any TPG OG Limited Partner in respect of such Quarterly Exchange Date shall be deemed to have lapsed, and any such Exchange Notice must be resubmitted in connection with the following Quarterly Exchange Date.

With respect to any Exchange by any TPG OG Limited Partner who at the time of such Exchange is, or within six months prior thereto was, a PubCo officer or director (as such terms are used in Section 16 of the Exchange Act and the rules promulgated thereunder), PubCo shall use all reasonable efforts to cause its Board of Directors (or a committee or sub-committee of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act) to approve in advance the disposition of any Exchanged Securities and the acquisition of any Class A Shares for the purpose of exempting such transactions from the provisions of Section 16(b) of the Exchange Act to the fullest extent permitted by Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor rule.

Section 2.4. Taxes; Expenses. Except as otherwise provided in this Agreement, the TPG OG Partnerships, Buyer and PubCo on the one hand, and each TPG OG Limited Partner, on the other hand, shall bear their own expenses in connection with the consummation of any Exchange with respect to such TPG OG Limited Partner, whether or not any such Exchange is ultimately consummated, except that the TPG OG Partnerships shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any such Exchange; provided, however, that if any Class A Shares are to be delivered in a name other than that of the TPG OG Limited Partner that requested the Exchange, then such TPG OG Limited Partner or the person in whose name such shares are to be delivered shall pay to TPG OG Partnerships the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of TPG OG Partnerships that such tax has been paid or is not payable.

Section 2.5. Limitations on Exchanges.

(a) Buyer may impose additional limitations and restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges) to the extent it reasonably determines in good faith that such limitations and restrictions are reasonably necessary to avoid: (i) contravention of applicable law or the Insider Trading Policy and any other bona fide written policies related to unlawful or inappropriate trading generally applicable to its directors, board observers, officers or other personnel; or (ii) any TPG OG Partnership being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code. For purposes of Section 7704 of the Code, each TPG OG Partnership and TPG OG GP shall assume that Buyer is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable law. Notwithstanding the foregoing, none of PubCo or Buyer shall enter into any agreement if a principal purpose of such agreement is to restrict or otherwise impair in any material respect the TPG OG Limited Partners’ rights to consummate Exchanges.

(b) If, with respect to any Exchange Date, the number of Common Units for which Exchange Notices have been received exceeds the maximum number of Common Units that may be Exchanged pursuant to 2.5(a) (a “Cutback”), then such Cutback shall apply pro rata to all holders of Common Units.

Section 2.6. Class A Shares to be Issued.

(a) PubCo and the TPG OG Partnerships covenant that all Class A Shares issued upon an Exchange will be validly issued, fully paid and non-assessable, and shall be transferred free and clear of any liens, other than restrictions provided in the PubCo Charter or pursuant to the Securities Act or any applicable state securities laws. PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued Class A Shares, such number of Class A Shares that shall be issuable upon the Exchange of all outstanding Common Units. Nothing contained in this Agreement shall be construed to preclude PubCo from satisfying its obligations with respect to an Exchange by delivery of Class A Shares that are held in treasury of PubCo.

(b) PubCo and the TPG OG Partnerships covenant and agree that, if a registration statement under the Securities Act is effective and available for Class A Shares to be delivered with respect to any Exchange, Class A Shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. If any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the exchanging TPG OG Limited Partners requesting such Exchange, PubCo and the TPG OG Partnerships shall use reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. PubCo shall use reasonable best efforts to list the Class A Shares required to be delivered upon Exchange prior to such delivery upon each National Securities Exchange or inter-dealer quotation system upon which the outstanding Class A Shares may be listed or traded at the time of such delivery.

(c) Class A Shares issued upon an Exchange may contain such legends regarding restrictions under the Securities Act or any applicable state securities laws as PubCo in good faith determines (based on advice of counsel) to be necessary or advisable in order to ensure compliance with such laws.

Section 2.7. Tax Matters.

(a) In connection with any Exchange, the TPG OG Limited Partner shall, to the extent it is legally entitled to deliver such form, deliver to Buyer or PubCo (as applicable) a certificate, dated on the applicable Exchange Date, in a form reasonably acceptable to Buyer or PubCo (as applicable), certifying as to such TPG OG Limited Partner’s taxpayer identification number and that such TPG OG Limited Partner is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable law) (such certificate a “Non-Foreign Person Certificate”). If a TPG OG Limited Partner is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then such TPG OG Limited Partner shall (if permitted by law) provide a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) (it being understood that the TPG OG Partnerships, the Buyer and any other applicable withholding agent shall retain the discretion to determine the amount realized). The TPG OG Partnerships, the Buyer and other applicable withholding agent shall be permitted to withhold 10% (or such other percentage as may then be specified by Section 1446(f) of the Code, any Treasury Regulations promulgated thereunder or any successor provisions) of the amount realized by such TPG OG Limited Partner in respect of such Exchange as provided in Section 1446(f) of the Code and any Treasury Regulations promulgated thereunder (including Proposed Treasury Regulations). Without limiting the foregoing, TPG OG Partnerships shall reasonably cooperate upon the reasonable request to provide such certifications or other information that the TPG OG Partnerships are legally permitted to provide to the extent necessary to reduce or eliminate any withholding with respect to an Exchange (including the certificate described in Treasury Regulations Section 1.1445-11T(d)(2)) to the extent the TPG OG GPs or the TPG OG Partnerships can do so without unreasonable effort or expense. Each TPG OG Limited Partner shall indemnify and hold harmless the TPG OG Partnerships, the Buyer and their respective Affiliates for, from and against any withholding taxes arising from such specific TPG OG Limited Partner’s Exchange and amount owed to a TPG OG Partnership that is attributable to such specific TPG OG Limited Partner’s Common Units that are exchanged pursuant to this Agreement. Notwithstanding any other provision of this Agreement, if the amount payable to a TPG OG Limited Partner under this Agreement would be in the form of Class A Shares, the TPG OG Partnerships, the Buyer and any other withholding agent may require the TPG OG Limited Partner to fund any applicable withholding (as determined by the TPG OG Partnerships, the Buyer or other withholding agent, as the case may be) in cash.

(b) For U.S. federal (and applicable state and local) income tax purposes, each of the TPG OG Limited Partner, the TPG OG Partnerships, Buyer, Buyer and PubCo agree to treat each Exchange (and, for the avoidance of doubt, each Direct Exchange) as a taxable sale under Section 1001 of the Code by the TPG OG Limited Partner of Exchanged Securities to Buyer for (i) the payment by Buyer of the Exchange Payment, and (ii) corresponding payments under the Tax Receivable Agreement, and no party shall take a contrary position on any income tax return, amendment thereof, or communication with a taxing authority. Within 30 days following the Exchange Date, Buyer shall deliver a notification to each TPG OG Partnership in accordance with Treasury Regulations Section 1.743-1(k)(2).

(c) To the extent this Agreement imposes an obligation upon a particular TPG OG Partnership or defines rights of the TPG OG Limited Partners with respect to a particular TPG OG Partnership, this Agreement shall be treated as part of the relevant A&R TPG OG Operating Agreements as described in Section 761(c) of the Code and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c).

(d) Each TPG OG Limited Partner shall provide PubCo with information reasonably requested by PubCo as to the amount of PubCo stock held directly or constructively under any Law identified by PubCo.

(e) If Partner Holdings consents, any holder of an interest in a TPG Partner Entity (or other entity the sole assets of which are Common Units, including a TPG Feeder Partnership) may exchange interests in such TPG Partner Entity (or such other entity) in a manner that is economically equivalent to an Exchange of Common Units under this Agreement.

(f) PubCo acknowledges and agrees that, subject to the restrictions of this Agreement and the Investor Rights Agreement, upon request by a Legacy Principal, such Legacy Principal shall be permitted to transfer an entity that is an S corporation the sole material assets of which are Common Units to PubCo (including via merger), as part of a tax free reorganization within the meaning of section 368 of the Code in which no gain is recognized for US federal income tax purposes, in a manner that is economically equivalent to an Exchange of Common Units under this Agreement, provided, that (i) neither PubCo nor any Subsidiary of PubCo shall be required to engage in any restructuring in order to permit qualification of such transaction as a reorganization under Section 368(a) of the Code, (ii) no Transfer under this Section 2.7(f) shall be permitted until 2024, (iii) PubCo shall be given at least 60 Business Days’ notice prior to any transfer proposed under this Section 2.7(f) and (iv) in connection with such transfer, the Legacy Principal shall provide customary representations, warranties, covenants and indemnities to PubCo substantially similar to such terms provided in connection with the transfer to PubCo of certain corporations pursuant to the Strategic Investor Transfer Agreements between certain former holders of Common Units, PubCo and the other parties thereto.

Section 2.8. Splits, Distributions and Reclassifications. The Exchange Rate shall be adjusted accordingly as reasonably determined in good faith by Buyer if there is: (a) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Common Units (or any component thereof) that is not accompanied by an identical subdivision or combination of the Class A Shares; or (b) any subdivision (by any stock split, stock distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Shares that is not accompanied by an identical subdivision or combination of the Common Units (and each component thereof). If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Shares are converted or changed into another security, securities or other property, then upon any Exchange, a TPG OG Limited Partner shall be entitled to receive the amount of such security, securities or other property that such TPG OG Limited Partner would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. This Section 2.8 is intended to preserve the intended economic effect of this Article II and to put each TPG OG Limited Partner in the same economic position, to the greatest extent possible, with respect to Exchanges (including Direct Exchanges) as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

Section 2.9. Representations and Warranties. In connection with any Exchange, upon the acceptance of the Class A Shares or an amount of cash equal to the Cash Exchange Payment (as applicable), the exchanging TPG OG Limited Partner shall represent and warrant that: (i) such TPG OG Limited Partner is the record and beneficial owner of the number of Exchanged Securities the TPG OG Limited Partner is electing to Exchange, (ii) such TPG OG Limited Partner has the authority to exchange the Exchanged Securities the TPG OG Limited Partner is electing to Exchange and (iii) such Exchanged Securities are not subject to any liens or restrictions on transfer (other than restrictions imposed by this Agreement, the PubCo Charter and applicable law, including pursuant to the Securities Act or any applicable foreign or state securities laws). In connection with any Block Exchange, Buyer shall also be entitled to obtain reasonable and customary representations and warranties from the TPG OG Limited Partner in order to ensure compliance with Treasury Regulations Section 1.7704-1(e)(2).

Section 2.10. Participation in PubCo Transactions. Each TPG OG Limited Partner acknowledges and agrees that, upon written notice from Buyer, such TPG OG Limited Partner shall participate (with respect to any or all of such TPG OG Limited Partner’s Common Units, as determined by Buyer) in any Exchange proposed by Buyer in furtherance of a transaction that is approved by the Board of Directors of PubCo (including a Change of Control transaction, whether structured as a merger or otherwise); provided that (i) all similarly situated TPG OG Limited Partners are treated in a similar manner (provided that Buyer may modify such similar treatment to accommodate legal, regulatory or tax issues impacting a specific TPG OG Limited Partner), (ii) if such

Exchange would adversely impact the amount payable under the Tax Receivable Agreement, the TPG OG Limited Partner will be afforded a reasonable opportunity to effect an Exchange that does not adversely impact the amount payable under the Tax Receivable Agreement and to obtain full liquidity with respect to any Class A Shares received in such Exchange and (iii) except in the case of a Change of Control, this Section 2.10 shall not apply unless PubCo and its Subsidiaries collectively own, directly or indirectly, at least 90% of the Common Units and the Exchange is structured to allow each TPG OG Limited Partner that is a U.S. person (as defined in Section 7701(a)(30) of the Code) not to recognize gain for U.S. federal income tax purposes in such Exchange, other than pursuant to Section 351(c).

Section 2.11. Delegation by PubCo and Buyer. PubCo or Buyer may, in their sole discretion, delegate any or all responsibilities under this Agreement, including exercises of discretion, to one or more committees of the Board of Directors of PubCo, including the Executive Committee or a designated “Exchange Committee”, in each case, as may be determined by the Board of Directors of PubCo from time to time.

Section 2.12. Pre-Exchange Redemption. Each Indirect TPG OG Limited Partner shall automatically become a TPG OG Limited Partner (entitled to the rights and subject to the obligations of a TPG OG Limited Partner hereunder) upon receipt by such TPG OG Limited Partner of Common Units in the TPG OG Partnerships (including as a result of a redemption of units held in a TPG Feeder Partnership in exchange for Common Units). As a condition to each Indirect TPG OG Limited Partner who indirectly holds Common Units through Partner Holdings becoming party hereto, each such Indirect TPG OG Limited Partner hereby irrevocably consents to the Partner Holdings Amendments.

ARTICLE 3

GENERAL PROVISIONS

Section 3.1. Additional TPG OG Limited Partners. If a TPG OG Limited Partner validly transfers any or all of such holder’s Common Units to another Person in a transaction in accordance with, and not in contravention of, the A&R TPG OG Operating Agreements, this Agreement and any other applicable agreement or agreements with PubCo or any of its Subsidiaries to which a transferring TPG OG Limited Partner may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B to this Agreement, whereupon such Permitted Transferee shall become a TPG OG Limited Partner under this Agreement. If the TPG OG Partnerships issue Common Units in the future in accordance with, and not in contravention of, the A&R TPG OG Operating Agreements, the TPG OG Partnerships shall be entitled, in their sole discretion, to make any holder of such Common Units a TPG OG Limited Partner under this Agreement through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B to this Agreement. Without limiting the foregoing, PubCo, Buyer or the TPG OG Partnerships shall be permitted to enter into a joinder to this Agreement with one or more other Persons, pursuant to which such other Person will agree to abide by the terms and conditions of this Agreement (with such modifications as the PubCo, Buyer or the TPG OG Partnerships may agree to and with no need for amendment or consent from any other Person) and upon execution of such joinder, such Person will become a party with all rights and obligations under this Agreement (with such modifications as provided for in such joinder agreement).

Section 3.2. Amendment.

(a) The provisions of this Agreement may be amended by the written consent of the TPG OG Partnerships, Buyer and PubCo. Notwithstanding the foregoing, in the event that one or more, but not all, of the TPG OG Partnerships is dissolved, liquidated or terminated (whether pursuant to its A&R TPG OG Operating Agreement, by judicial decree or otherwise), Buyer shall amend this Agreement to reflect the same substantive terms with respect to and among the remaining TPG OG Partnership or TPG OG Partnerships and the other parties to this Agreement.

(b) Notwithstanding Section 3.2(a), no modification, amendment or restatement of any provision of this Agreement that, by its terms (and not, for the avoidance of doubt, based upon the characteristics or other attributes of any party), materially and adversely affects the rights or obligations under this Agreement of any direct or indirect holder of a class or series of Equity Securities (as such term is defined in the A&R TPG OG Operating Agreements) of TPG OG I, TPG OG II or TPG OG III, in its capacity as such, without similarly affecting the rights or obligations under this Agreement of all holders of such class or series of Equity Securities of TPG OG I, TPG OG II or TPG OG III, shall be effective against such holder unless approved in writing by such holder.

Section 3.3. Addresses and Notices.

(a) All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three days following mailing by certified or registered mail, postage prepaid and return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.3):

(b) If to PubCo, to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Office of General Counsel

E-mail: officeofgeneralcounsel@tpg.com

(c) If to Buyer, to:

c/o TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Office of General Counsel

E-mail: officeofgeneralcounsel@tpg.com

(d) If to any TPG OG to:

c/o TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Office of General Counsel

E-mail: officeofgeneralcounsel@tpg.com

(e) If to any TPG OG Limited Partner, at the address set forth in the records of the TPG OG Partnerships.

Notwithstanding the foregoing, any waiver of a Quarterly Exchange Date and other recurring notices may be posted to PubCo’s website as a manner to communicate to the TPG OG Limited Partners.

Section 3.4. Further Action. The parties to this Agreement shall take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary or appropriate for the consummation of the transactions contemplated by this Agreement), and do, or cause to be done, and assist and cooperate with the other parties to this Agreement in doing, all things necessary to achieve the purposes of this Agreement, in each case, as may be requested by PubCo, Buyer or any TPG OG Partnership.

Section 3.5. Successors and Assigns. Subject to Section 3.1, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement, their respective permitted assigns, heirs and personal representatives, and any estate, trust, partnership or limited liability company or other similar entity of which any such Person is a trustee, partner, member or similar party which is or becomes a party to this Agreement.

Section 3.6. Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) The laws of the State of Delaware shall govern (a) all proceedings, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity or termination of this Agreement, or the performance or breach hereof, shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”), in accordance with its Commercial Arbitration Rules in effect at the time of the arbitration. The place of arbitration shall be Fort Worth, Texas and the proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. Each arbitrator shall be a person with significant experience in the financial services industry or representing persons in the financial services industry. Each of the parties to such arbitration shall nominate one arbitrator within 15 days after delivery of a request for arbitration in writing by any of the parties. In the event that any of the parties to the arbitration fail to nominate an arbitrator as and within such time period provided in the preceding sentence, upon request of either of such parties, such arbitrator shall instead be appointed by the AAA within 15 days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator, then, upon request of the parties to the arbitration, the third arbitrator shall be appointed by the AAA within 30 days of receiving such request. The third arbitrator shall serve as Chairman of the arbitral tribunal. The arbitrators shall endeavor to render a final award within 90 days of submission of a request for arbitration. Failure to adhere to this time limit shall not be a basis for challenging the award. The award rendered by the arbitrators shall be final and binding on the parties thereto and judgment on such award may be entered in any court of competent jurisdiction. All costs and expenses incurred by the parties in connection with any arbitration hereunder shall be borne by the party against whom the arbitrators’ award is rendered, and such party shall promptly reimburse the party in whose favor the arbitrators’ award is rendered for any of such costs and expenses incurred by such party.

(c) By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration, and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(d) Except as may be required by applicable law or court order, the parties agree to maintain confidentiality as to all aspects of any arbitration arising out of, relating to or in connection with this Agreement, including any such arbitration’s existence and results, except that nothing herein shall prevent a party from disclosing information regarding such arbitration for purposes of enforcing the award or this arbitration clause, or in any court proceeding requesting the issuance of provisional remedies. The parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.

(e) Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.3 shall be deemed effective service of process on such party.

Section 3.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

Section 3.8. Entire Agreement. This Agreement, the Investor Rights Agreement, the PubCo Charter and the A&R TPG OG Operating Agreements contain the entire agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and, thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. The parties to this Agreement and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the parties to this Agreement, and the language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 3.9. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.10. Counterparts. This Agreement may be executed and delivered in any number of counterparts, including by facsimile or electronic transmission (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), each of which shall be an original and all of which together shall constitute a single instrument.

Section 3.11. Independent Nature of TPG OG Limited Partners’ Rights and Obligations. The obligations of each TPG OG Limited Partner under this Agreement are several and not joint with the obligations of any other TPG OG Limited Partner, and no TPG OG Limited Partner shall be responsible in any way for the performance of the obligations of any other TPG OG Limited Partner under this Agreement. The decision of each TPG OG Limited Partner to enter into this Agreement has been made by such TPG OG Limited Partner independently of any other TPG OG Limited Partner. Nothing contained in this Agreement, and no action taken by any TPG OG Limited Partner pursuant this Agreement, shall be deemed to constitute the TPG OG Limited Partners as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TPG OG Limited Partners are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and PubCo, Buyer and the TPG OG LPs acknowledge that the TPG OG Limited Partners are not acting in concert or as a group, and none of PubCo or Buyer shall assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

TPG INC.

By:
Name:
Title:

TPG OPERATING GROUP I, L.P.

By:
Name:
Title:

TPG OPERATING GROUP II, L.P.

By:
Name:
Title:

TPG OPERATING GROUP III, LP

By:
Name:
Title:

TPG OPCO HOLDINGS, L.P.

By:
Name:
Title:

Signature Page to Exchange Agreement

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

TPG Operating Group I, L.P.

TPG Operating Group II, L.P.

TPG Operating Group III, L.P.

[●]

Attention:

Fax:

Electronic Mail:

Reference is hereby made to the Exchange Agreement, dated as of                (the “Exchange Agreement”), by and among TPG Inc., a Delaware corporation, TPG OpCo Holdings, L.P., a Delaware limited partnership, TPG Operating Group I, L.P., a Delaware limited partnership, TPG Operating Group II, L.P., a Delaware limited partnership, TPG Operating Group III, L.P., a Delaware limited partnership and each TPG OG Limited Partner (as defined therein) from time to time party to the Exchange Agreement, as amended from time to time. Capitalized terms used but not defined in this Notice of Exchange shall have the meanings given to them in the Exchange Agreement.

The undersigned TPG OG Limited Partner desires to exchange the number of Common Units set forth below in the form of an Exchange to be issued in its name as set forth below.

Legal Name of TPG OG Limited Partner:

Address:

Number of Common Units to be exchanged:

Exchange Date:

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned; (iii) the Common Units subject to this Notice of Exchange will be transferred to the TPG OG Partnerships free and clear of any liens, other than restrictions provided in the A&R TPG OG Operating Agreements or pursuant to the Securities Act or any applicable foreign or state securities laws; (iv) the tender and surrender of the Common Units for Exchange as provided herein complies with all conditions and requirements for redemption and exchange of Common Units set forth in the Exchange Agreement and the A&R TPG OG Operating Agreements; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Common Units subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Common Units to the TPG OG Partnerships and (vii) the undersigned is not aware of any material non-public information concerning PubCo or the Class A Shares.

The undersigned hereby irrevocably constitutes and appoints any officer of each TPG OG as the attorney of the undersigned, with full power of substitution and re-substitution in the premises, to do any and all things and to take any and all actions that may be necessary to exchange the Common Units subject to this Notice of Exchange on the books of the TPG OG Partnerships for Class A Shares on the books of PubCo.

* * * *

IN WITNESS WHEREOF, the undersigned have caused this Notice of Exchange to be executed and delivered as of the date first set forth above.

[●]

By:
Name:
Title:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of                , 2022 (the “Agreement”), by and among TPG Inc., a Delaware corporation, TPG OpCo Holdings, L.P., a Delaware limited partnership, TPG Operating Group I, L.P., a Delaware limited partnership, TPG Operating Group II, L.P., a Delaware limited partnership, TPG Operating Group III, L.P., a Delaware limited partnership and each TPG OG Limited Partner (as defined therein) from time to time party to the Agreement, as amended from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-law principles that would cause the application of the laws of another jurisdiction. If there is a conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Common Units in the TPG OG Partnerships. By signing and returning this Joinder Agreement to PubCo, Buyer and the TPG OG Partnerships, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a TPG OG Limited Partner contained in the Agreement, with all attendant rights, duties and obligations of a TPG OG Limited Partner thereunder. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo and by the TPG OG Partnerships, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

[Remainder of Page Intentionally Left Blank.]

B-1

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be executed and delivered as of the date first set forth above.

[●]

By:
Name:
Title:
Address for Notices:
Attention:

B-2